                                                                     EXHIBIT 1.1



                        1,600,000 SHARES OF COMMON STOCK

                            COFFEE HOLDING CO., INC.

                             UNDERWRITING AGREEMENT

                           _______________ ____, 2004


MAXIM GROUP LLC
405 Lexington Avenue
New York, NY 10174
As Representative of the Underwriters
named on Schedule A hereto

Ladies and Gentlemen:

         Coffee Holding Co., Inc., a corporation organized and existing under the laws of the State of Nevada (the "COMPANY"), confirms its agreement, subject to the terms and conditions set forth herein, with each of the underwriters listed on Schedule A hereto (collectively, the "UNDERWRITERS"), for whom Maxim Group LLC is acting as Representative (in such capacity, the "REPRESENTATIVE"), to sell and issue to the Underwriters an aggregate of 1,600,000 shares (the "FIRM SHARES") of its common stock, par value $0.001 per share (the "COMMON STOCK"). In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company proposes to sell and issue to the Underwriters, at the Representative's option, up to an additional 240,000 shares of Common Stock as set forth herein (the "ADDITIONAL SHARES"). The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "SHARES." The Shares are more fully described in the Registration Statement and Prospectus (as each such term is hereinafter respectively defined). The offering and sale of the Shares contemplated by this underwriting agreement (this "AGREEMENT") is referred to herein as the "OFFERING."

         1. Representations and Warranties of the Company. The Company represents, warrants and covenants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the First Closing Date and each Additional Closing Date (as each such term is hereinafter respectively defined)(the First Closing Date and each Additional Closing Date, if any, are referred to herein as the "CLOSING DATE"):

                  (a) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form SB-2
(Registration No. 333-116838), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of the Shares which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to
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                                                                     Maxim Group
                                                        ______________ ___, 2004
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be part of the registration statement at the time of effectiveness pursuant to
Rule 430A under the Securities Act, is hereinafter referred to as the "REGISTRATION STATEMENT." If the Company has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the
Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. Based on communications from the Commission, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the "RULES AND REGULATIONS"), shall file the prospectus with the Commission pursuant to Rule 424(b) under the Securities Act ("RULE 424(B)"). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "PROSPECTUS," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the
Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "PROSPECTUS" shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the
Commission pursuant to Rule 424 under the Securities Act is hereafter called a "PRELIMINARY PROSPECTUS." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits incorporated by reference therein pursuant to the Rules and Regulations on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the Rules and Regulations promulgated thereunder (the "EXCHANGE ACT"), after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data
Gathering, Analysis and Retrieval System ("EDGAR").
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                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                    Page 3 of 36


                  (b) At the time (1) of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, (2) when the Prospectus is first filed with the Commission pursuant to Rule 424(b), (3) when any supplement to or amendment of the Prospectus is filed with the Commission and
(4) of the First Closing Date and each Additional Closing Date, if any, in the case of the items referred to in clauses (1) through (4) above, the Registration Statement and the Prospectus and any amendments thereof and supplements or exhibits thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein: (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities
Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection
(b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the information contained in the ___ paragraph of the cover page and in paragraphs ___________ under the caption "Underwriting" in the Prospectus.

                  (c) Lazar Levine & Felix LLP, whose reports relating to the Company are included in the Registration Statement and who have delivered the letters referred to in Section 6(e), are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations.

                  (d) Subsequent to the respective dates as of which information is presented in the Registration Statement and the Prospectus, and except as disclosed in the Registration Statement and the Prospectus: (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, and (ii) there has been no material adverse change or material adverse effect (or any development which may result in a material adverse change or a material adverse effect in the future), whether or not arising from transactions in the ordinary course of business, in or affecting: (A) the business, condition (financial or otherwise), results of operations, shareholders' equity, properties or prospects of the Company; (B)
the long-term debt or capital stock of the Company; or (C) the Offering or
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                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                    Page 4 of 36


consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (a "MATERIAL ADVERSE CHANGE" or a "MATERIAL ADVERSE EFFECT"). Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

                  (e) As of the dates indicated in the Prospectus, the authorized, issued and outstanding shares of capital stock of the Company were as set forth in the Prospectus in the column labeled "Actual" under the section thereof captioned "Capitalization" and, after giving effect to the Offering and the application of the proceeds of the Offering as set forth in the Prospectus, the Registration Statement and the Prospectus, will be as set forth in the column labeled "As Adjusted" in such section. All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any Person (as defined below), upon the issuance or sale of any security, to acquire from the Company any Relevant Security. As used herein, the term "RELEVANT SECURITY" means Common Stock or any other security of the Company that is convertible into, or exercisable or exchangeable for, Common Stock or other equity securities of the Company (including any other equity security that is convertible into, or exercisable or exchangeable for, Common Stock), or that holds the right to acquire Common Stock or other equity securities of the Company (including any other equity security that is convertible into, or exercisable or exchangeable for, Common Stock), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. As used herein, the term "PERSON" means any individual, corporation, trust, partnership, joint venture, limited liability company or other entity, in each such case, whether foreign or domestic. The Company has not issued any Relevant Security since February 1998.

                  (f) The Shares have been duly and validly authorized and, when issued, delivered and paid for in accordance with this Agreement and as described in the Prospectus on each of the First Closing Date and each
Additional Closing Date, as applicable, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any Person to acquire any Relevant Security from the Company upon issuance or sale of Shares in the Offering. The Underwriters will receive good title to the
Shares purchased by them, respectively, free and clear of all liens, encumbrances, equities or claims or other defects of title whatsoever. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein. The shares of Common Stock representing the Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the
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                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                    Page 5 of 36


Prospectus, the Company does not have any outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. The shares of Common Stock underlying the Stock Purchase Warrant (the "WARRANT SHARES") to be issued to the Representative (the "STOCK PURCHASE WARRANT") have been reserved for issuance upon the exercise of the Stock Purchase Warrant and when issued and sold in accordance with the terms of the Stock Purchase Warrant, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and no personal liability will attach to the ownership thereof.

                  (g) The Company does not have any Subsidiaries (as defined in Rule 405 of the Rules and Regulations). The Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. No director or officer (including Sterling Gordon) of the Company named in the Prospectus holds any direct equity, debt or other pecuniary interest in any Person with whom the Company does business or is in privity of contract with, other than, in each case, indirectly through the ownership by such individuals of shares of Common Stock.

                  (h) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Nevada. The Company has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Prospectus, and to own, lease and operate its properties. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

                  (i) The Company: (i) is not in violation of its articles of incorporation or by-laws, and (ii) is not in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien (as defined below) upon any of its properties or assets pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except, in the case of clause (ii) above for any Lien disclosed in the Registration Statement and the Prospectus. For purposes of this Agreement, "LIEN" means any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever.

                  (j) The Company has full right, power and authority to execute and deliver this Agreement and the Stock Purchase Warrant, to perform its obligations hereunder and thereunder and to consummate each of the transactions contemplated by this Agreement and the Stock Purchase Warrant. The Company has duly and validly authorized this Agreement and the Stock Purchase Warrant and each of the transactions contemplated by this Agreement and the Stock Purchase Warrant. This Agreement has been duly and validly executed and delivered by
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                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                    Page 6 of 36


the Company and constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Stock Purchase Warrant, when executed and delivered by the Company, will have been duly and validly executed and delivered by the Company and will constitute the legal, valid and binding obligation of the Company and will be enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (k) The execution, delivery, and performance of this Agreement and the Stock Purchase Warrant and the consummation of the transactions contemplated by this Agreement and the Stock Purchase Warrant do not and will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any of the Company's properties or assets pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company is a party or by which the Company or its properties, operations or assets may be bound or (ii) violate or conflict with any provision of the articles of incorporation or by-laws of the Company, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign.

                  (l) The Company has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the "CONSENTS"), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect. The Company has not received notice of any investigation or proceeding which has resulted in or, if decided adversely to the Company, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                  (m) The Company is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except for those the non-compliance with which would not have a Material Adverse Effect.

                  (n) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this

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                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                    Page 7 of 36


Agreement or the Stock Purchase Warrant or the consummation of the transactions contemplated by this Agreement or the Stock Purchase Warrant, including the issuance, sale and delivery of the Shares and the Warrant Shares to be issued, sold and delivered hereunder and thereunder, except the registration under the Securities Act of the Shares and the Warrant Shares, which has become effective, and such Consents as may be required under state securities or blue sky laws or the by-laws and rules of the American Stock Exchange ("AMEX"), the National Association of Securities Dealers, Inc. (the "NASD") or NASD Regulation, Inc. in connection with the purchase and distribution of the Shares by the Underwriters, each of which has been obtained and is in full force and effect.

                  (o) Except as disclosed in the Registration Statement and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company is a party or of which any property, operations or assets of the Company is the subject which, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

                  (p) The financial statements of the Company included in the Registration Statement and the Prospectus, including the notes thereto, and the supporting schedules included in the Registration Statement and the Prospectus, present fairly the financial position of the Company as of the dates indicated and the cash flows and results of operations of the Company for the periods specified. Except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement and the Prospectus present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The other financial and statistical information included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement and the Prospectus and the books and records of the Company.

                  (q) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the Prospectus in accordance with Regulation S-X which have not been included as so required. The pro forma and pro forma as adjusted financial information included in the Registration Statement and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and includes all adjustments necessary to present fairly in accordance with generally accepted accounting principles the pro forma and as adjusted financial position of the Company at the respective dates indicated and its cash flows and results of operations for the respective periods specified. The assumptions used in preparing the pro forma and pro forma as adjusted financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects

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                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                    Page 8 of 36


directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (r) The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

                  (s) The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (t) As of the effective date of the Registration Statement, the Company's Board of Directors shall have validly appointed an audit committee, nominating committee and compensation committee whose composition satisfies the requirements of the Rules of AMEX (the "AMEX RULES") and the Board of Directors and/or audit committee and the nominating committee has each adopted a charter that satisfies the requirements the AMEX Rules. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

                  (u) The Company has not violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, (iii) the Foreign Corrupt Practices Act, or (iv) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                  (v) Neither the Company nor any of its Affiliates (within the meaning of Rule 144 under the Securities Act) (collectively, "AFFILIATES") has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.
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                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                    Page 9 of 36


                  (w) Neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be "integrated" pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement, the Prospectus or in any public filings relating to the Company filed with the Commission, neither the Company nor any of its Affiliates has sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

                  (x) Except as disclosed in the Registration Statement and the Prospectus, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

                  (y) The documents, exhibits or other materials incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not and, in the case of any Prospectus filed after the date hereof, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (z) The conditions for use of Form SB-2 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

                  (aa) The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended, and is not and will not be an entity "controlled" by an "investment company" within the meaning of such act.

                  (bb) There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described, filed or incorporated by reference.
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                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 10 of 36


                  (cc) No relationship, direct or indirect, exists between or among any of the Company or its Affiliates, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any of their respective Affiliates, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act of 2002 ("SARB-OX"), directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

                  (dd) The Company is in material compliance with the provisions of Sarb-Ox and the Rules and Regulations promulgated thereunder and related or similar rules and regulations promulgated by AMEX or any other governmental or self regulatory entity or agency, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, as of the effective date of the Registration
Statement: (i) all members of the Company's Board of Directors who are required to be "independent" (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company's Board of Directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii) the audit committee of the Company's Board of Directors has at least one member who is an "audit committee financial expert" (as that term is defined under applicable laws, rules and regulations).

                  (ee) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement and the Stock Purchase Warrant or, to the Company's knowledge, any arrangements, agreements, understandings, payments or issuances with respect to the Company or any of its officers, directors, shareholders, partners, employees, or Affiliates that may affect the Underwriters' compensation as determined by the NASD.

                  (ff) The Company owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement and the Prospectus. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case, free and clear of all Liens, except such Liens as are described in the Registration Statement and the Prospectus or such Liens as do not (individually or in the aggregate) materially affect the business or prospects of the Company. Any real property and buildings held under lease or sublease by the Company are held by the Company under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 11 of 36


proposed to be made of such property and buildings by the Company. The Company has not received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company.

                  (gg) The Company: (i) owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, "INTELLECTUAL PROPERTY") necessary for the conduct of its business as being conducted and as described in the Registration Statement and Prospectus and (ii) has no knowledge that the conduct of its business does or will conflict with, and the Company has not received any notice of any claim of conflict with, any such right of others. To the Company's knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential so, among other things, all such information may be deemed proprietary to the Company. Except as set forth in the Registration Statement or the Prospectus, the Company has not granted or assigned to any other Person any right to sell the current products and services of the Company. To the Company's knowledge, there is no infringement by third parties of any such Intellectual Property owned by the Company; there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

                  (hh) The Company maintains insurance of the types and in the amounts which are customary for companies engaged in similar businesses, including, but not limited to: (A) directors' and officers' insurance (including insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act, the Rules and Regulations and applicable foreign securities laws), (B) insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against and (C) business interruption insurance. There are no claims by the Company under any policy or instrument described in this subparagraph as to which any insurance company is denying liability or defending under a reservation of rights clause. All of the insurance policies described in this subparagraph are in full force and effect. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 12 of 36


adversely affect the business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company.

                  (ii) The Company has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return)[, other than taxes that have been reserved and accrued on the balance sheet of the Company or which the Company is contesting in good faith] [Are there any?]. No deficiency assessment with respect to a proposed adjustment of the Company's federal, state, local or foreign taxes is pending or, to the Company's knowledge, threatened. The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the Company's most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business. There is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company.

                  (jj) No material labor dispute by the employees of the Company currently exists or, to the Company's knowledge, is imminent.

                  (kk) The Company has at all times operated its business in material compliance with all Environmental Laws (as defined below), and no expenditures are or will be required in order to comply therewith that are reasonably likely to result in a Material Adverse Effect. The Company has not received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that are reasonably likely to result in a Material Adverse Effect. As used herein, the term "ENVIRONMENTAL LAWS" means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a Federal, state or local governmental entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.

                  (ll) Except as set forth in the Registration Statement or the Prospectus, the Company is not a party to an "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") which: (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company and covers any employee or former employee of the Company or any ERISA Affiliate (as defined

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 13 of 36


hereafter). These plans are referred to collectively herein as the "EMPLOYEE PLANS." The term "ERISA AFFILIATE" of any Person means any other Person which, together with that Person, could be treated as a single employer under Section 414(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of such Person.

                  (mm) The Registration Statement and the Prospectus identify each employment, severance or other similar arrangement or policy and each material plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which: (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates, and (iii) covers any employee or former employee of the Company or any of its ERISA Affiliates. These contracts, plans and arrangements are referred to collectively in this Agreement as the "BENEFIT ARRANGEMENTS." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to that Benefit Arrangement.

                  (nn) Except as set forth in the Registration Statement or the Prospectus, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its ERISA Affiliates other than medical benefits required to be continued under applicable law. With respect to any of the Company's Employee Plans which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, there has been material compliance with all requirements imposed thereunder such that that the Company or its ERISA Affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such Company Employee Plan.

                  (oo) Except: (i) as set forth in the Registration Statement or the Prospectus or (ii) for employment agreements between the Company and each of Andrew Gordon, the Company's Chief Executive Officer and President, and David Gordon, the Company's Executive Vice President-Operations, the Company is not a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $60,000 to any officer, consultant, director or employee.

                  (pp) The execution of this Agreement and the Stock Purchase Warrant and consummation of the Offering does not constitute a triggering event under any Employee Plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company other than an event that is not material to the financial condition or business of the Company.

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 14 of 36


                  (qq) No "prohibited transaction" (as defined in either Section 406 of the ERISA or Section 4975 of Code), "accumulated funding deficiency" (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any Employee Plan for which the Company would have any liability; each Employee Plan of the Company is in compliance in all material respects with applicable law, including without limitation ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan"; and each Employee Plan of the Company that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

                  (rr) Neither the Company nor, to the Company's knowledge, any of its employees or agents has at any time: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States of any jurisdiction thereof.

                  (ss) The Company has not offered, or caused the Underwriters to offer, the Firm Shares to any Person with the intention of unlawfully influencing: (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a journalist or publication to write or publish favorable information about the Company or its products or services.

                  (tt) The Shares have been authorized for listing on the AMEX.

                  (uu) The Company has not distributed, nor will it distribute prior to the First Closing Date (as defined in Section 2(b) below), any offering materials in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement or any other materials permitted by the Securities Act, if any.

                  (vv) The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing, and all other documents and registration statements heretofore filed by the Company with the Commission being hereinafter referred to as the "SEC DOCUMENTS"). None of the SEC Documents, at the time they were filed with the Commission (except those SEC Documents that were subsequently amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included (or incorporated by reference) in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 15 of 36


published rules and regulations of the Commission or other applicable rules and regulations with respect thereto (except those SEC Documents that were subsequently amended).

                  (ww) As used in this Agreement, references to matters being "material" with respect to the Company shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company.

                  (xx) As used in this Agreement, the term "knowledge of the Company" (or similar language) shall mean the knowledge of the officers and directors of the Company who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers or directors of the Company, as applicable.

                  Any certificate signed by or on behalf of the Company and delivered to the Representative or to Lowenstein Sandler PC, counsel for the Representative ("UNDERWRITERS' COUNSEL"), shall be deemed to be a representation and warranty by the Company to each Underwriter listed on Schedule A hereto as to the matters covered thereby.

         2. Purchase, Sale and Delivery of the Shares.

         (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $__________, the number of Firm Shares set forth opposite their respective names on Schedule A hereto together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

         (b) Payment of the purchase price for, and delivery of certificates representing, the Firm Shares shall be made at the offices of the Underwriters' Counsel, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on the third (3rd) or, as permitted under Rule 15c6-1 under the Exchange Act, fourth (4th) business day (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement, or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representative and the Company as permitted under Rule 15c6-1 under the Exchange Act (such time and date of payment and delivery being herein called the "FIRST CLOSING DATE"). The closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Shares is referred to herein as the "FIRST CLOSING."

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 16 of 36


         (c) Payment of the purchase price for the Firm Shares shall be made by wire transfer in immediately available funds to or as directed by the Company upon delivery of certificates for the Firm Shares to the Representative through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Firm Shares shall be registered in such name or names and shall be in such denominations as the Representative may request at least two (2) business days before the First Closing Date. The Company will permit the Representative to examine and package such certificates for delivery at least one (1) full business day prior to the First Closing Date.

         (d) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase up to an aggregate of 240,000 Additional Shares at the same purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Section 2(a) above, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time on or before the forty-fifth
(45th) day following the final date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Representative, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as an "ADDITIONAL CLOSING DATE"; the closing of the payment of the purchase price for, and delivery of certificates representing, any Additional Shares is referred to herein as an "ADDITIONAL CLOSING"); provided, however, that no Additional Closing Date shall occur earlier than the First Closing Date or earlier than the second (2nd) full business day after the date on which the option shall have been exercised nor later than the eighth
(8th) full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Upon any exercise of the option as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, agrees to purchase from the Company the number of Additional Shares that bears the same proportion of the total number of Additional Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchase hereunder, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make. In the event the Company declares or pays a dividend or distribution on its Common Stock, whether in the form of cash, shares of Common Stock or any other consideration, following the First Closing Date and prior to any Additional Closing Date, such dividend or distribution shall also be paid on the Additional Shares issued on such Additional Closing Date.

         (e) Payment of the purchase price for, and delivery of certificates representing, the Additional Shares shall be made at the office of Underwriters' Counsel, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M., New York City time, on the Additional Closing Date (unless postponed in accordance with the provisions of Section 9 hereof), or such other time as shall be agreed upon by the Representative and the Company.

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 17 of 36


         (f) Payment of the purchase price for the Additional Shares shall be made by wire transfer in immediately available funds to or as directed by the Company upon delivery of certificates for the Additional Shares to the Representative through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Additional Shares shall be registered in such name or names and shall be in such denominations as the Representative may request at least two (2) business days before the Additional Closing Date. The Company will permit the Representative to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

         3. Offering. Upon authorization of the release of the Firm Shares by the Representative, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         4. Covenants of the Company. The Company acknowledges, covenants and agrees with the Underwriters that:

                  (a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing.

                  The Company will notify the Representative immediately (and, if requested by the Representative, will confirm such notice in writing): (i) when any amendments to the Registration Statement become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company's intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every effort to avoid the issuance of any such stop order, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 18 of 36


or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the Prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which the Representative shall object in writing after being timely furnished in advance a copy thereof. The Company will provide the Representative with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Representative a reasonable opportunity to review and comment thereon.

                  (b) The Company shall comply with the Securities Act, the Exchange Act and all applicable Rules and Regulations to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, the Exchange Act and all applicable Rules and Regulations in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if, to comply with the Securities Act, the Exchange Act or the Rules and Regulations, it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document which is an exhibit to the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify the Representative promptly and prepare and file with the Commission, subject to
Section 4(a) hereof, an appropriate amendment or supplement (in form and substance satisfactory to the Representative) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                  (c) The Company will promptly deliver to the Underwriters and Underwriters' Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company's files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 19 of 36


                  (d) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and
Section 5(b) of the Securities Act.

                  (e) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Act by the earlier of: (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

                  (f) The Company will use its best efforts, in cooperation with the Representative, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Representative may designate and to maintain such qualification in effect for so long as required for the distribution thereof, except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                  (g) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than twelve (12) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

                  (h) During the twelve (12) months following the First Closing Date, without the consent of the Representative which shall not be unreasonably withheld: the Company will not file any registration statement relating to the offer or sale of any of the Company's securities, including any Registration Statement on Form S-8. Notwithstanding the foregoing, the Company shall be permitted to file a Registration Statement on Form S-8 with respect to the Company's stock option plan described in the Registration Statement.

                  (i) For a period of nine (9) months from the date of the Prospectus, the Company shall not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any Relevant Securities (other than (x) the Shares, (y) the grant of options to purchase shares of Common Stock under its existing stock option plan and the issuance of Common Stock to employees or prospective employees as incentive compensation in an amount (with respect to the shares of Common Stock underlying the option grants and the issuance of Common Stock to employees or prospective employees) not to exceed 100,000 shares of Common Stock in the aggregate; and (z) the issuance of shares of Common Stock pursuant to currently outstanding options, warrants or rights), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock or other Relevant Securities, whether any such

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 20 of 36


transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case, without the prior written consent of the Representative; and to cause each officer, director and each shareholder of the Company set forth on Annex III hereto to furnish to the Company, prior to the First Closing Date, a letter or letters, substantially in the form of Annex II hereto. During the nine (9) month period from the date of the final Prospectus, the Company shall obtain an executed letter in the form of Annex II from each new officer and director who has not previously executed such a letter.

                  (j) During the twelve (12) month period following the First Closing Date, without the consent of the Representative, which consent shall not be unreasonably withheld, no holders of registration rights relating to securities of the Company will exercise any such registration rights. The Company will deliver to the Representative the agreements of such holders of registration rights to the foregoing effect prior to the First Closing Date in the form reasonably agreeable to the Representative.

                  (k) During the twelve (12) month period following the First Closing Date, the Company will not offer or sell any convertible securities convertible at a price that may, at the time of conversion, be less than the Fair Market Value of the Common Stock of the date of the original sale. For purposes of this Section 4, the term "FAIR MARKET VALUE" shall mean the last sale price of the Common Stock, during normal operating hours, as reported on AMEX.

                  (l) For a period of one year from the effective date of the Registration Statement, the Company, at its expense, shall provide the Representative on a weekly basis with a copy of the Company's weekly transfer sheets from the previous week and securities positions listings.

                  (m) During the period of three (3) years from the effective date of the Registration Statement, the Company will furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to the Underwriters: (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request.

                  (n) The Company will not issue press releases or engage in any other publicity, without the Representative's prior written consent, for a period ending at 5:00 p.m. New York time on the first business day following the thirtieth (30th) day following the First Closing Date, other than normal and customary releases issued in the ordinary course of the Company's business.

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 21 of 36


                  (o) On or prior to the First Closing Date, the Company will have engaged and will continue to engage for no less than one (1) year from the date of the First Closing Date, a financial public relations firm mutually acceptable to the Company and the Representative. The Company further agrees to consult with the Representative as is customary within the securities industry prior to distribution to third parties of any financial information, news releases, and/or other publicity regarding the Company, its business, or any terms of the Offering, it being agreed that the Company shall give the Representative no less than twelve (12) hours prior notice of any such distribution and a reasonable opportunity during or prior to such period to review the contents of the proposed distribution.

                  (p) The Company has or will retain a transfer agent reasonably acceptable to the Representative for the Shares and shall continue to retain such transfer agent for a period of three (3) years following the Closing Date. Notwithstanding the foregoing, the Representative agrees that OTR, Inc. is a transfer agent reasonably acceptable to it.

                  (q) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus. Without the written consent of the Representative, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any employees or former employees.

                  (r) The Company will maintain the listing of the Shares on AMEX or other national securities exchange acceptable to the Representative for a period of at least five (5) years from the date of this Agreement.

                  (s) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

                  (t) The Company will use its best efforts to perform all of its obligations under this Agreement prior to the First Closing Date or any Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Firm Shares and the Additional Shares.

                  (u) The Company will not take, and will cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

                  (v) The Company shall cause to be prepared and delivered to the Representative, at its expense, within one (1) business day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term "ELECTRONIC PROSPECTUS" means a form of prospectus, and any amendment or

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 22 of 36


supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Shares for at least the period during which a Prospectus relating to the Shares is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

                  (w) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Stock Purchase Warrant outstanding from time to time.

                  (x) The Company shall take all actions as shall be necessary to ensure that it shall not become an "investment company" as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

         5. Consideration; Payment of Expenses.

                  (a) In consideration of the services to be provided for hereunder, the Company shall pay and/or issue to the Representative or the Underwriters, as the case may be, or their respective designees their pro rata portion (based on the Shares purchased) of the following compensation:

                           (i) A cash fee equal to ten percent (10%) of the
gross proceeds of the Offering (including proceeds from the sale of Additional Shares, if any), which fee is to be paid by means of a discount from the public offering price in the Offering or, at the Representative's option, as a cash fee at the First Closing (with respect to the gross proceeds from the sale of the Firm Shares and the Additional Shares, if any, at the First Closing) and at each Additional Closing (with respect to the gross proceeds from the sale of the Additional Shares at such Additional Closing);

                           (ii) A non-accountable expense allowance, to the
Representative on behalf of itself and not on behalf of the Underwriters, equal to three percent (3%) of the gross proceeds of the Offering (including proceeds

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 23 of 36


from the sale of Additional Shares, if any). The Company has heretofore paid a $50,000 advance to the Representative, which shall be applied against the non-accountable expense allowance; and

                           (iii) The Stock Purchase Warrant to the
Representative as set forth in Section 12 of this Agreement.

                  (b) The Representative reserves the right to reduce any item of the Underwriters' compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by the NASD to the effect that the Underwriters' aggregate compensation is in excess of NASD rules or that the terms thereof require adjustment.

                  (c) Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated (regardless of the reason for such termination), the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following:

                           (i) all expenses in connection with the preparation,
printing, "edgarization" and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

                           (ii) the fees, disbursements and expenses of the
Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering;

                           (iii) the cost of producing this Agreement and any
agreement among Underwriters, the blue sky survey and memorandum, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering and the cost of five (5) bound volumes of such documents for the Representative;

                           (iv) all expenses in connection with the
qualification of the Shares for offering and sale under state or foreign securities or blue sky laws, including the fees and disbursements of Underwriters' Counsel in connection with such qualification and in connection with any blue sky survey undertaken by such counsel;

                           (v) the filing fees incident to, and the fees and
disbursements of Underwriters' Counsel in connection with, securing any required review by the NASD of the terms of the Offering;

                           (vi) all fees and expenses in connection with listing
the Shares on AMEX;

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 24 of 36


                           (vii) all travel expenses of the Company's officers
and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares ("ROAD SHOW EXPENSES");

                           (viii) any stock transfer taxes incurred in
connection with this Agreement or the Offering;

                           (ix) the cost of preparing stock certificates
representing the Shares;

                           (x) the cost and charges of any transfer agent or
registrar for the Shares;

                           (xi) the cost of two (2) "tombstone" advertisements
to be placed in appropriate daily or weekly periodicals of the Representative's choice (i.e., The Wall Street Journal and The New York Times); and

                           (xii) all other costs and expenses incident to the
performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 5.

Notwithstanding the foregoing, unless otherwise approved in advance by the Company, the fees and expenses of Underwriters' Counsel payable by the Company under subparagraphs (iv) and (v), excluding filing fees in either case, shall be limited to $15,000 ($10,000 of which was paid upon the initial filing of the Registration Statement) plus disbursements.

                  (d) The Company shall also pay, as due, state registration, qualification and filing fees, and accountable out-of-pocket disbursements in connection with such registration, qualification or filing.

                  (e) It is understood, however, that except as provided in this Section or elsewhere in this Agreement, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel. Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated as a result of the failure of the Company to satisfy the conditions set forth in Section 6 or pursuant to 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all accountable expenses of the Underwriters (including but not limited to fees and disbursements of counsel to the Underwriters) incurred in connection herewith.

                  (f) No person is entitled either directly or indirectly to compensation from the Company, from the Underwriters or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriters, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Underwriters may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 25 of 36


than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

         6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of each Closing Date, (ii) the absence of any misstatement or omission from any certificates, opinions, written statements or letters furnished to the Representative or to Underwriters' Counsel pursuant to this Section 6, (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions set forth in Section 6 hereof. For purposes of this Section 6, the term "Closing" shall refer to the First Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares, and each of the foregoing and following conditions must be satisfied as of each Closing.

                  (a) The Registration Statement shall have become effective and all necessary regulatory or listing approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representative. If the Company shall have elected to rely upon Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date or the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                  (b) The Representative shall have received the favorable written opinion of Thacher Proffitt & Wood LLP, legal counsel for the Company, dated as of each Closing Date addressed to the Underwriters in the form attached hereto as Annex I.

                  (c) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to the Representative and to Underwriters' Counsel, and the Underwriters shall have received from such counsel a signed opinion, dated as of each Closing Date, in form and substance satisfactory to the Representative. The Company shall have furnished to Underwriters' Counsel such documents as it may reasonably request for the purpose of enabling it to render such opinion.

                  (d) The Representative shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date, to the effect that: (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of each Closing Date, the representations and warranties of the Company

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 26 of 36


set forth in Section 1 hereof are accurate, (iii) as of each Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company has not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included or incorporated by reference in the Registration Statement and the Prospectus pursuant to the Rules and Regulations which are not so included or incorporated by reference, and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not occurred any Material Adverse Change.

                  (e) On the date of this Agreement and on each Closing Date, the Representative shall have received a "cold comfort" letter from Lazar Levine & Felx LLP, independent public accountants for the Company, dated, respectively, as of the date of the date of delivery and addressed to the Underwriters and in form and substance satisfactory to the Representative and Underwriters' Counsel, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, and stating, as of the date of delivery (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter and, with respect to letters issued in respect of an Additional Closing Date, confirming the conclusions and findings set forth in such prior letter(s).

                  (f) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders' equity, properties or prospects of the Company, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

                  (g) The Representative shall have received a duly executed lock-up agreement from each officer, director and shareholder of the Company set forth on Annex III, in each case substantially in the form attached hereto as Annex II.

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 27 of 36


                  (h) The Representative shall have received a duly executed management confirmation letter from the Company's directors and officers relating to certain information appearing in the Registration Statement, which letter shall be in the form previously delivered to the Representative in connection with the filing of the Preliminary Prospectus.

                  (i) The Shares shall have been approved for listing on AMEX.

                  (j) The NASD shall have confirmed that it it is satisfied with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of each Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of each Closing Date, prevent the issuance or sale of the Shares.

                  (l) The Company shall have furnished the Underwriters and Underwriters' Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

                  (m) On the First Closing Date and simultaneously with the delivery of the Shares, the Company shall execute and deliver to the Representative, individually and not as representative of the Underwriters, the Stock Purchase Warrant. The Stock Purchase Warrant will be substantially in the form of the Stock Purchase Warrant filed as an exhibit to the Registration Statement.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters' Counsel pursuant to this Section 6 shall not be satisfactory in form and substance to the Representative and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of the First Closing, and the obligations of the Underwriters to purchase any Additional Shares may be cancelled by the Representative at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

         7. Indemnification.

                  (a) The Company shall indemnify and hold harmless each Underwriter and each Person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and reimbursement of any and all expenses whatsoever incurred in investigating, preparing or

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 28 of 36


defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity agreement will be in addition to any liability, which the Company may otherwise have, including but not limited to other liability under this Agreement.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Underwriter through the Representative specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in the last sentence of Section 1(b) hereof.

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 29 of 36


                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense, in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action,
(iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this
Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

         8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 30 of 36


contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and such Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8: (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 31 of 36


Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this
Section 8 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

         9. Underwriter Default.

                  (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the "DEFAULT SHARES") do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

                  (b) In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein. In the event that within five calendar days after such a default the Representative does not arrange for the purchase of the Default Shares as provided in this
Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect to such Additional Shares (except as otherwise provided herein) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

                  (c) In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the First Closing Date or any Additional Closing Date, as the case may be, for a period, not exceeding five (5) business days, in order to effect

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 32 of 36


whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including the covenants contained in Section 4, the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 hereof and the covenants and agreements contained in Sections 5, 7, 8, this Section 10 and Sections 14 and 15 hereof shall survive any termination of this Agreement, including any termination pursuant to Section 9 or 11 hereof.

         11. Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective upon the later of:
(i) receipt by the Representative and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 1, 4 through 16, inclusive, shall remain in full force and effect at all times after the execution hereof.

                  (b) The Representative shall have the right to terminate this Agreement at any time prior to the First Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to the consummation of any closing to occur on any Additional Closing Date, as the case may be, if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) trading on the New York Stock Exchange, The NASDAQ National Market or AMEX shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, The NASDAQ National Market or AMEX or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 33 of 36


emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

                  (c) Any notice of termination pursuant to this Section 11 shall be in writing.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 9(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

         12. Stock Purchase Warrant.

                  At or before the First Closing Date, the Company will sell to the Representative, individually, and not on behalf of the Underwriters, or its designees, as permitted by the NASD, for a consideration of $________, and upon the terms and conditions set forth in the form of Stock Purchase Warrant annexed as an exhibit to the Registration Statement, a Stock Purchase Warrant to purchase an aggregate of _______ shares of Common Stock of the Company. In the event of conflict in the terms of this Agreement and the Stock Purchase Warrant, the language of the Stock Purchase Warrant shall control.


         13. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

                  (a) if sent to the Representative or any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to Maxim Group LLC, 405 Lexington, New York, New York 10174, Attention: Clifford A. Teller, Managing Director, with a copy to Underwriters' Counsel at Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attention: Steven M. Skolnick, Esq.; and

                  (b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement,

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 34 of 36


         14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling Persons and their respective successors, officers, directors, heirs and legal Representative, and it is not for the benefit of any other Person. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         15. Governing Law. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Underwriters and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters' address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF, AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

         16. Entire Agreement. This Agreement, together with the schedules, annexes and exhibits attached hereto as the same may be amended from time to time in accordance with the terms hereof and together with the engagement letter, dated as of March 17, 2004, by and between the Company and the

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 35 of 36


Representative (the "ENGAGEMENT LETTER"), contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein. The Company and the Representative agree that the terms of the Engagement Letter shall survive the termination of this Agreement.

         17. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

         18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

         19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         20. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.



                            [Signature Pages Follow]

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 36 of 36


         If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                            Very truly yours,

                                            COFFEE HOLDING CO., INC.



                                            By: ________________________________
                                                Name:
                                                Title:

                                                                     Maxim Group
                                                        ______________ ___, 2004
                                                                   Page 37 of 37


ACCEPTED BY THE REPRESENTATIVE, ACTING FOR ITESLF AND AS
REPRESENTATIVE OF THE UNDERWRITERS NAMED ON SCHEDULE A ATTACHED HERETO, AS OF THE DATE FIRST WRITTEN ABOVE:

MAXIM GROUP LLC



By: _______________________________________
    Name:  Clifford Teller
    Title: Managing Director





               [End of Signature Pages to Underwriting Agreement]

                                   SCHEDULE A

                                  UNDERWRITERS

---------------------------------------------------------------------------------------------------------------------
                UNDERWRITER                    TOTAL NUMBER OF FIRM SHARES      NUMBER OF ADDITIONAL SHARES TO BE
                                                     TO BE PURCHASED         PURCHASED IF OPTION IS FULLY EXERCISED
---------------------------------------------------------------------------------------------------------------------
Maxim Group LLC
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
TOTAL
---------------------------------------------------------------------------------------------------------------------